EXHIBIT 10.1

BROADWIND ENERGY, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE

[[FIRSTNAME]] [[LASTNAME]]

You have been awarded a restricted stock unit award with respect to shares of common stock of Broadwind Energy, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Broadwind Energy, Inc. 2015 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement attached hereto (together with this Award Notice, the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement, as applicable.

Restricted Stock Units:	You have been awarded a restricted stock unit award with respect to [[SHARES GRANTED]] shares of Common Stock, par value $0.001 per share, subject to adjustment as provided in the Plan (the “Award”).

Grant Date:	[[GRANT DATE]] (“Grant Date”).

Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between you and the Company, the Award shall vest [in one-third increments on each of the first, second and third anniversaries of the Grant Date] [on the third anniversary of the Grant Date] provided you continuously provide service to, or remain continuously employed by, the Company through the applicable vesting date or dates.

BROADWIND ENERGY, INC.

By:/s/ STEPHANIE K. KUSHNER
Name:	Stephanie K. Kushner
Title:	President & Chief Executive Officer

Acknowledgment, Acceptance and Agreement:

By electronically accepting this Award Notice, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

BROADWIND ENERGY, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Broadwind Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the terms and conditions of the Broadwind Energy, Inc. 2015 Equity Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.001 per share (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Award Notice, the Plan and this agreement (the “Agreement”).

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder electronically accepts the Award Notice and this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect.

2. Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Article 3 and the Holder becomes a stockholder of record with respect to such shares.

3. Restriction Period and Vesting.

3.1 Service/Employment-Based Vesting Condition. Except as otherwise provided in this Article 3, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice, provided the Holder continuously provides service to, or remains continuously employed by, the Company through the applicable vesting date, as the case may be. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2 Termination of Service/Employment.

3.2.1. Termination as a Result of Holder’s Death or Disability. If the Holder’s service to or employment with the Company terminates prior to the end of the Restriction Period by reason of the Holder’s death or Disability, then the Award shall be 100% vested upon such termination of service or employment. For purposes of this Agreement, “Disability” shall mean the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

3.2.2. Termination for any Reason other than Death or Disability. Except as provided in Subsection 3.2.3, if the Holder’s service to or employment with the Company terminates prior to the end of the Restriction Period for any reason other than the Holder’s death or Disability, then the portion of the Award that was not vested immediately prior to such termination of service or employment shall be immediately forfeited by the Holder and cancelled by the Company.

3.2.3. Change in Control. Notwithstanding anything in the Plan or this Agreement to the contrary, if, upon or within one year following a Change in Control (as defined in the Plan) and prior to the end of the Restriction Period, the Company or a succeeding entity terminates the Holder’s employment for any reason other than for Cause, then the Restriction Period shall lapse and the Award shall become fully vested and shall be subject to Section 5.8 of the Plan.

3.2.4. Disability. For purposes of the Award, “Disability” shall have the meaning set forth in the employment agreement, if any, between the Holder and the Company, provided that if the Holder is not a party to an employment agreement that contains such definition, then “Disability” shall mean the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

3.2.5. Cause. For purposes of the Award, “Cause” shall have the meaning set forth in the employment agreement, if any, between the Holder and the Company, provided that if the Holder is not a party to an employment agreement that contains such definition, then “Cause” shall mean (i) embezzlement, misappropriation, theft or other criminal conduct, of which the Holder is convicted, related to the property and assets of the Company, (ii) the Holder’s conviction of a felony or (iii) the Holder’s willful refusal to perform or substantial disregard of the Holder’s duties as assigned to the Holder by the Company, as determined by the Company in its sole and absolute discretion.

4. Settlement of Award. Subject to Article 6, as soon as practicable (but not later than 30 days) after the vesting of the Award, in whole or part, the Company shall issue or transfer to the Holder (or such other person as is acceptable to the Company and designated in writing by the Holder) the number of shares of Stock underlying the vested portion of the Award. The Company may effect such issuance or transfer either by the delivery of one or more stock certificates to the Holder or by making an appropriate entry on the books of the Company or the transfer agent of the Company. Except as otherwise provided in Section 6.1, the Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery or issuance. Prior to the issuance or transfer to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.

5. Transfer Restrictions and Investment Representation.

5.1 Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2 Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of the Award with respect to any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the issuance or transfer to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or transfer of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6. Additional Terms and Conditions of Award.

6.1 Withholding Taxes.

(a) As a condition precedent to the issuance or transfer of any shares of Stock upon the vesting of the Award, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the issuance or transfer of such shares of Stock. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

(b) The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a check or cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be issued or transferred to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3). Shares of Stock to be delivered to the Company or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

6.2 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Award shall be equitably adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder in connection with the first settlement, in whole or part, occurring after such adjustment, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value of such security on the settlement date as determined by the Committee. The decision of the Committee regarding any such adjustment and the Fair Market Value of any fractional security shall be final, binding and conclusive.

6.3 Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance or transfer of shares of Stock hereunder, the shares of Stock subject to the Award shall not be issued or transferred, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.4 Restrictive Covenants.

(a) During the period beginning on the Grant Date and ending on the date which is one year following the termination of the Holder’s employment with, or service to, the Company, the Holder shall not, except with the express prior written consent of the Company: (i) directly or indirectly, either for the Holder or on behalf of any of the Company’s competitors (“Competitors”): (1) induce or attempt to induce any employee, independent contractor or consultant of the Company to leave the employ of, or terminate its engagement with, the Company; or (2) in any way interfere with the relationship between the Company and any employee, independent contractor or consultant of the Company; or (ii) directly or indirectly, either for the Holder or on behalf of any of the Competitors, solicit the business of any person or entity known to the Holder to be a customer of the Company, where the Holder, or any person reporting to the Holder, had an ongoing business relationship or had made substantial efforts with respect to such customer during the Holder’s employment with, or service to, the Company.

(b) The Holder, by accepting the Award, agrees that the foregoing covenants are reasonable with respect to their duration and scope. The Holder further acknowledges that the restrictions are reasonable and necessary for the protection of the legitimate business interests of the Company, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to the Company, and that such restrictions were a material inducement to the Company to grant the Award. In the event of any violation or threatened violation of these restrictions, (i) the Holder shall forfeit all restricted stock units subject to the Award which have not vested, (ii) the Award shall terminate as of the date of the violation or threatened violation of these restrictions and (iii) any and all Award Proceeds (as hereinafter defined) shall be immediately due and payable by the Holder to the Company. For purposes of this Section, “Award Proceeds” shall mean, with respect to any portion of the Award which becomes vested, the Fair Market Value of a share of Common Stock on the date such portion of the Award became vested, multiplied by the number of shares of Common Stock that became vested. The remedy provided by this Section shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Holder in respect of a breach by the Holder of any duty or obligation to the Company. The Holder agrees that by accepting the Award the Holder authorizes the Company and its affiliates to deduct any amount or amounts owed by the Holder pursuant to this Section 6.4 from any amounts payable by or on behalf of the Company or any affiliate to the Holder, including, without limitation, any amount payable to the Holder as salary, wages, vacation pay, bonus or the vesting or settlement of any stock-based award, in each case, subject to applicable law. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.

6.5 Award Confers No Rights to Continued Service or Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of this Agreement, give or be deemed to give the Holder any right to continued service to, or employment with, the Company or prevent or be deemed to prevent the Company from terminating the Holder’s service or employment at any time, with or without Cause.

6.6 Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

6.7 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

6.8 Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Broadwind Energy, Inc., Attn: Legal Department, 3240 S. Central Avenue, Cicero, Illinois 60804, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided,  however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.9 Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.10 Entire Agreement. The Award Notice and the Plan are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This Agreement, the Award Notice and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified if such modification is materially adverse to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.11 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.12 Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.